UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	May 27, 2016
(Date of earliest event reported)	May 26, 2016

ONE Gas, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 East Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 947-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

ONE Gas, Inc. (the “Company”) held its annual meeting of shareholders on May 26, 2016. The matters voted upon at the meeting and the results of such voting are set forth below:

1.
The individuals set forth below were elected to the Board of Directors of the Company as Class II directors to serve three-year terms expiring at our 2019 annual meeting of shareholders by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote as follows:

Director	Votes For	Votes Against	Abstain	Broker Non-Votes
Pierce H. Norton II	42,173,883.390	476,054.236	85,834.414	6,121,821
Eduardo A. Rodriguez	41,945,233.556	654,705.722	135,832.762	6,121,821

2.
The appointment of PricewaterhouseCoopers LLP as independent auditor for the Company for the fiscal year ending December 31, 2016, was ratified by a majority of the voting power of the shareholders present in person or by proxy and entitled to vote as follows:

Votes For	Votes Against	Abstain
48,366,565.696	321,718.663	169,308.681

3.
The advisory vote on compensation paid to our named executive officers as disclosed in our Proxy Statement for the 2016 annual meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, was approved by a majority of the voting power of the shareholders present in person or by proxy and entitled to vote as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
41,182,283.827	1,064,922.396	488,565.817	6,121,821

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date:	May 27, 2016	By:	/s/ Curtis L. Dinan
Curtis L. Dinan Senior Vice President, Chief Financial Officer and Treasurer

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